                As filed with the Securities and Exchange Commission on July 24, 2001

                                                                           Registration No. 333-7775
====================================================================================================

                                 Securities And Exchange Commission
                                       Washington, D.C. 20549
                                      ------------------------

                                  POST-EFFECTIVE AMENDMENT NO. 2 TO

                                              FORM S-1
                                       REGISTRATION STATEMENT
                                                UNDER
                                     THE SECURITIES ACT OF 1933

                                  PARAGON ACQUISITION COMPANY, INC.
----------------------------------------------------------------------------------------------------
                       (Exact Name of registrant as specified in its charter)

        Delaware                              13-3895049               6770 (a  blank check company)
-------------------------------  ------------------------------------  -----------------------------
(State or other jurisdiction of  (I.R.S. Employer Identification No.)    (Primary Standard
incorporation or organization)                                           Industrial Classification
                                                                         Code Number)

                                         350 Madison Avenue
                                             22nd Floor
                                    New York, New York 10017-3700
                                           (212) 681-9797
                         (Address, including zip code, and telephone number,
                  including area code, of registrant's principal executive offices)

                                    Mitchell A. Kuflik, President
                                  Paragon Acquisition Company, Inc.
                                   350 Madison Avenue, 22nd Floor
                                    New York, New York 10017-3700
                                           (212) 681-9797

                      (Name, address, including zip code, and telephone number,
                             including area code, of agent for service)
                                             Copies To:

                                    Nutter, McClennen & Fish, LLP
                                       One International Place
                                     Boston, Massachusetts 02110
                                   Attn: Joseph F. Mazzella, Esq.

                  Approximate date of commencement of proposed sale to the public:
                                           Not applicable.

     If any of the  securities  being  registered  on this Form are to be  offered  on a delayed  or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

====================================================================================================

                                    DEREGISTRATION OF SECURITIES

     On July 8, 1996,  Paragon  Acquisition  Company,  Inc.  (the  "Company")  filed a  registration statement on Form S-1 (No.  333-7775) (the "Form S-1") for a Blank Check  offering  pursuant to Rule
419. The Form S-1 registered 514,191 shares of the Company's common stock and subscription rights to purchase  6,828,382  shares  of its  common  stock  upon the  possible  consummation  of a  Business
Combination (as defined in the Prospectus filed therewith).  The Form S-1 was declared  effective by the Commission on March 21, 1997.

     In accordance  with the terms of the offering,  the Company had eighteen (18) months,  or until
September 21, 1998, to consummate a Business  Combination.  The registered securities were placed in an escrow  account with  Continental  Stock  Transfer & Trust  Company as the escrow agent while the
Company  looked for an operating  business with which to effect a  transaction.  There were no funds placed in escrow.

     As of the date hereof,  the Company has been unable to consummate a Business  Combination,  and has  determined to liquidate and dissolve.  This  Post-Effective  Amendment No. 2 to the Form S-1 is
filed for the purpose of  deregistering  all of the 514,191 shares of the Company's common stock and subscription  rights to purchase  6,828,382  shares of the Company's  common stock registered on the
Form S-1.

     Pursuant to the  regulations  under the Securities  Act of 1933 the escrowed  shares may not be released and delivered from escrow to the potential shareholders and, therefore, in conjunction with this  deregistration  and the  dissolution,  the escrowed  shares and  subscription  rights shall be cancelled by the Company.  The escrow agent and the Company have terminated the escrow agreement and all related agreements between them. The Company was dissolved effective as of June 29, 2001.

     The Company  hereby  requests  deregistration  of the shares of common  stock and  subscription rights  registered  pursuant  to the  Form  S-1 as soon as  practicable  after  the  filing  of this
Post-Effective Amendment No. 2.

                                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York and the State of
New York, on the 20th day of July, 2001.

                                                                   Paragon Acquisition Company, Inc.

                                                                   By: /s/ Mitchell A. Kuflik
                                                                      ------------------------------
                                                                   Mitchell A. Kuflik, President

                                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mitchell A. Kuflik                 President, Assistant Secretary and             July 20, 2001
----------------------                 Director
Mitchell A. Kuflik

/s/ Peter A. Hochfelder                Vice President, Treasurer, Secretary and       July 20, 2001
-----------------------                Director
Peter A. Hochfelder

/s/ Robert J. Sobel                    Vice President and Director                    July 20, 2001
-------------------
Robert J. Sobel